Exhibit 99.1

Press release issued by Xethanol Corporation on May 31, 2006

Press Release	Source: Xethanol Corporation

Xethanol Set for Southeastern U.S. Growth

Company Solidifies CoastalXethanol Strategic Alliance with Coastal Energy Development

Xethanol Corporation (OTCBB:XTHN - News), a biotechnology driven ethanol company, announced today that it has completed the organization of CoastalXethanol, LLC, continuing to bolster its growth plans to roll out ethanol production throughout the East Coast. CoastalXethanol will be a strategic alliance between Xethanol and Coastal Energy Development, Inc. Its mission is to develop ethanol production throughout Georgia and the Southeast region. The details of the agreement between CoastalXethanol, LLC and Coastal Energy Development will be detailed in a forthcoming SEC Form 8-K.

CoastalXethanol will focus on a region with a strong environmental heritage and rich in biomass residues. CoastalXethanol plans to open several ethanol plants throughout the region, deploying Xethanol's proprietary technologies. Moreover, CoastalXethanol may co-locate biodiesel production on its facilities under Xethanol's sub-license from H2Diesel, Inc.

CoastalXethanol’s first entry into the region is its recently announced intention to purchase Pfizer's 40 acre pharmaceutical manufacturing complex in Augusta, Georgia, which it plans to retrofit into a 35 million gallon per year biomass-to-ethanol production facility. CoastalXethanol may also produce biodiesel at this site under Xethanol's sublicense from H2Diesel, Inc.

CoastalXethanol is also actively pursuing a second opportunity in Savannah, Georgia for a proposed 20 million gallon facility, also using biomass waste streams. CoastalXethanol has acquired a lease/purchase option on a potential site.

Coastal Energy Development has been working with governmental agencies and Economic Development Authorities at both the local and state levels that have facilitated both the Augusta and Savannah opportunities and will allow for further project development in the region.

Chandler Hadlock, President of Coastal Energy Development, commented: "We are thrilled to ally ourselves with Xethanol in the Southeast. The opportunity of the recently announced Augusta site represents our first step in bringing biomass-to-ethanol production to this region, and this facility could be a keystone in its further development. The strong support of local and state officials as well as the enthusiasm of local business leaders is very encouraging for our future expansion in the Southeast.”

Christopher d'Arnaud-Taylor, Chairman and CEO of Xethanol commented: “Forming alliances with experienced, knowledgeable partners is key to our regional expansion strategy. The team at Coastal Energy Development has the requisite diversity of skills to develop a significant regional presence. The Coastal Energy team has been critical in the acquisition of the recently announced Augusta facility from Pfizer as well as the potential opportunity in Savannah. We look forward to working with Chandler Hadlock and his group in finalizing this important acquisition and developing future projects.”

About Coastal Energy Development, Inc.

Based in Savannah, Georgia, Coastal Energy Development has been organized for the purpose of partnering with Xethanol to develop ethanol plants throughout the Southeast region. CED’s leadership team consists of Chandler Hadlock, Brian Velie, and Harlan Hostetter. Chandler Hadlock is a graduate of the United States Military Academy at West Point, and brings a broad range of leadership and business management skills to the company. Brian Velie serves as Chief Financial Officer, and also provides production and project management experience. He joins CED from Procter and Gamble. Harlan Hostetter has more than thirty years of entrepreneurial business experience throughout the U.S. and abroad. The team will provide CoastalXethanol with development expertise for production growth throughout the Southeast.

About Xethanol Corporation

Xethanol Corporation's goal is to be the leader in the emerging biomass-to-ethanol industry. Xethanol's mission is to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol and other valuable co-products, especially xylitol. Xethanol's strategy is to deploy proprietary biotechnologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol's strategic value proposition is to produce ethanol and valuable co-products cost effectively with ethanol plants located closer to biomass sources. In Iowa, Xethanol owns two ethanol production facilities, where it is deploying these technologies. For more information about Xethanol, please visit its website at http://www.xethanol.com. To receive information on Xethanol in the future, please click on the following link: http://www.xethanol.com/alerts.htm?b=1387&l=1

Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe Xethanol's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of Xethanol, as appropriate, which could cause actual results to differ materially from those currently anticipated. Although Xethanol believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and Xethanol does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.